UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2013

Commission file number 001-32511

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790-0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On July 15, 2013, IHS Inc. (“IHS” or “we” or “us” or “our”) entered into a syndicated bank credit facility consisting of a $700 million term loan (the “Credit Facility”). The loan has a five year term and is unsecured. The interest rates for the loan may, at the option of IHS, bear interest based on the prime rate, the Federal Funds rate or LIBOR plus margins ranging from 0.00% to 2.25%, depending upon our Leverage Ratio, which is defined as the ratio of Consolidated Funded Indebtedness to rolling four-quarter Consolidated Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”), as defined in the Credit Facility. The Credit Facility contains certain financial and other covenants, including a maximum

Leverage Ratio and a maximum Interest Coverage Ratio, as defined in the Credit Facility and both of which are identical to the financial covenants in the credit agreements and the amendment to the credit agreements described below. The proceeds will be used to fund the acquisition of the stock of R.L. Polk & Co. described below and to pay the fees and expenses payable in connection with the acquisition and the Credit Facility. References to the terms of the loan are qualified in their entirety by reference to the full text of the Credit Facility, which is planned to be filed with the IHS quarterly report on Form 10-Q for the third fiscal quarter of 2013.

Additionally, on July 15, 2013, we amended that certain Credit Agreement dated as of August 29, 2012 by and among IHS, IHS Global Inc., a Delaware corporation (“IHS Global”), Bank of America, N.A., and the Lenders listed on the signature pages thereto and that certain Credit Agreement dated as of January 5, 2011, as amended as of October 11, 2011, by and among IHS, IHS Global, IHS Group Holdings Limited, a company incorporated under the laws of England and Wales, IHS Global Limited, a company incorporated under the laws of England and Wales, IHS Global S.A., a company organized under the laws of Switzerland, IHS Energy (Canada) Ltd., a company organized under the laws of the province of Alberta in Canada, JPMorgan Chase Bank, N.A., and the Lenders listed on the signature pages thereto. These amendments were entered into in connection with and to permit the acquisition described below. These amendments are planned to be filed with the IHS quarterly report on Form 10-Q for the third fiscal quarter of 2013.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On July 15, 2013, IHS completed the previously announced acquisition of all of the outstanding equity interests of R. L. Polk & Co., a Delaware corporation (“Polk”). At closing, IHS paid approximately $1.26 billion in cash and approximately $140 million in common stock pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) that was entered into as of June 8, 2013. The cash portion of the $1.4 billion transaction was funded with cash on hand, cash from the amended existing revolver and a new bank term loan as described above.

References to the terms of the acquisition are qualified in their entirety by reference to the full text of the Purchase Agreement, which is filed with this Form 8-K.

Item 3.02.     Unregistered Sales of Equity Securities.

On July 15, 2013, IHS issued 1,334,477 shares of its common stock to the stockholders of Polk as partial consideration for the shares of Polk common stock pursuant to the terms of the Purchase Agreement. The shares of IHS common stock were valued at $104.91 per share. The number of shares issued and the corresponding value per share were derived in accordance with the terms of the Purchase Agreement by dividing $140 million by the volume weighted average per share price of IHS common stock on the New York Stock Exchange for the ten consecutive trading days ending on the third trading day prior to the closing of the transaction. These shares of common stock were issued upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), upon reliance on Section 4(2) thereof and/or regulation D promulgated thereunder. No underwriters were employed in any of these transactions. Each of the certificates issued bears, or will bear, a legend stating that resale of the shares is restricted without compliance with the registration requirements of the Securities Act or the availability of an exemption from such registration requirements and stop transfer instructions have been, or will be, placed with the transfer agent with respect to the transfer of the shares issued. Any transfer of the shares issued in connection with the transaction are further restricted by the terms of the Purchase Agreement and cannot be sold until such time as those restrictions expire by their terms (i.e., 50% after one year following the closing of the transaction and 100% after two years following the closing of the transaction) and each of the certificates issued bears, or will bear, an additional legend stating such contractual limitation on transfer and corresponding stop transfer instructions have been, or will be, placed with the transfer agent.

Item 7.01.     Regulation FD Disclosure.

IHS issued a media release on July 16, 2013, announcing the completion of the acquisition of Polk. In addition, the release states that a call that is open to the public will be held on August 13, 2013. During that call, the IHS senior management team will provide updated guidance based on the integration of the Polk transaction. A copy of the media release is filed as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

It is impracticable to provide the required financial statements of IHS at this time. The required financial statements will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

It is impracticable to provide the required financial statements of IHS at this time. The required financial statements will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K is required to be filed.

(d) Exhibits.

Exhibit 2.1* Stock Purchase Agreement by and among IHS Inc., R. L. Polk & Co. and the individuals and entities identified as Sellers on the signature pages thereto.

Exhibit 99.1 Media Release dated July 16, 2013.

* The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish by supplement to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

Date: July 16, 2013	By:	/s/ Stephen Green
Stephen Green
Executive Vice President, Legal and Corporate Secretary